Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Onconova Therapeutics, Inc. (the “Company”) for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Mark Guerin, Chief Financial Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARK GUERIN
Mark Guerin
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Dated: March 21, 2022